Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"THERMOENERGY CORPORATION", AN ARKANSAS CORPORATION,

WITH AND INTO "THERMOENERGY CORPORATION" UNDER THE NAME OF "THERMOENERGY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF JUNE, A.D. 2007, AT 9:21 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

4350526 8100M

070729097

AUTHENTICATION: 5776652

DATE: 06-20-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:27 AM 06/20/2007
FILED 09:21 AM 06/20/2007
SRV 070729097 - 4350526 FILE

CERTIFICATE OF MERGER

of

THERMOENERGY CORPORATION, an Arkansas corporation

into

ThermoEnergy Corporation, a Delaware corporation

Pursuant to Section 252 of the Delaware General Corporation Law (the "Delaware Act"), NaturalNano, Inc., a Delaware corporation, hereby certifies as follows:

1. The name and state of incorporation of each of the constituent corporations are:

Name	***State of Incorporation***
ThermoEnergy Corporation	Delaware
ThermoEnergy Corporation	Arkansas

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Subsection (c) of Section 252 of the Delaware Act.

3. The name of the surviving corporation is ThermoEnergy Corporation (the "Surviving Corporation"). The Surviving Corporation is a Delaware corporation.

4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

5. The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The authorized capital stock of ThermoEnergy Corporation (an Arkansas corporation), the only constituent corporation which is not a Delaware corporation, are 75,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed by its duly authorized Secretary this 14th day of June 2007.

THERMOENERGY CORPORATION

By: /s/ Andrew T. Melton
Andrew T. Melton, Secretary